EXHIBIT 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)
FINANCIAL & STATISTICAL SUMMARY REPORTED BASIS(5)

	2003	2003	2002	2002	2002
(in millions, except per share data and as noted)	Q2	Q1	Q4	Q3	Q2

Earnings (Reported Basis)
Net Interest Income	$682.3	$734.8	$731.0	$722.4	$654.4
Non-Interest Income	1,310.6	1,304.6	1,320.3	1,520.2	1,384.8

Total Revenue(1)	1,992.9	2,039.4	2,051.4	2,242.6	2,039.2
Provision for Loan Losses	387.1	375.9	543.8	674.1	541.8
Marketing Expenses	270.6	241.7	210.8	185.8	320.4
Operating Expenses	880.0	931.2	910.2	965.2 (3)	833.2

Income Before Taxes	455.2	490.6	386.6	417.5	343.7
Tax Rate	37.0%	37.0%	38.0%	38.0%	38.0%
Net Income	$286.8	$309.1	$239.7	$258.8	$213.1

Common Share Statistics
Basic EPS	$1.28	$1.39	$1.08	$1.17	$0.97
Diluted EPS	$1.23	$1.35	$1.05	$1.13	$0.92
Dividends Per Share	$0.03	$0.03	$0.03	$0.03	$0.03
Book Value Per Share (period end)	$23.37	$21.78	$20.44	$19.55	$18.13
Stock Price Per Share (period end)	$49.18	$30.01	$29.72	$34.92	$61.05
Total Market Capitalization (period end)	$11,170.0	$6,791.8	$6,722.5	$7,744.2	$13,512.9
Shares Outstanding (period end)	227.1	226.3	226.2	221.8	221.3
Shares Used to Compute Basic EPS	223.7	223.0	221.8	220.6	220.0
Shares Used to Compute Diluted EPS	232.6	228.4	228.2	228.4	231.7

Reported Balance Sheet Statistics (period avg.)
Average Loans	$27,101	$27,316	$27,260	$26,058	$24,876
Average Earning Assets	$36,298	$34,144	$34,075	$32,449	$30,678
Average Assets	$39,678	$38,318	$37,208	$35,470	$34,040
Average Equity	$5,148	$4,823	$4,568	$4,418	$4,021
Net Interest Margin	7.52%	8.61%	8.58%	8.91%	8.53%
Revenue Margin	21.96%	23.89%	24.08%	27.64%	26.59%
Risk Adjusted Margin(2)	17.16%	18.49%	19.18%	23.90%	22.69%
Return on Average Assets (ROA)	2.89%	3.23%	2.58%	2.92%	2.50%
Return on Average Equity (ROE)	22.28%	25.64%	20.99%	23.44%	21.20%
Net Charge-Off Rate	6.43%	6.76%	6.13%	4.66%	4.81%
Net Charge-Offs	$435.6	$461.5	$417.7	$303.9	$299.4

Reported Balance Sheet Statistics (period end)
Loans	$26,849	$27,634	$27,344	$27,598	$24,496
Delinquency Rate (30+ days)	5.61%	5.39%	6.12%	5.71%	4.51%
Total Assets	$40,367	$37,911	$37,382	$36,910	$33,834
Allowance as a % of reported loans	5.92%	5.92%	6.29%	5.78%	5.05%
Capital(4)	$6,130.4	$5,749.0	$5,440.4	$5,149.6	$4,823.6
Capital to Assets Ratio	15.19%	15.16%	14.55%	13.95%	14.26%
Capital plus Allowance to Assets Ratio	19.24%	19.48%	19.15%	18.27%	17.91%

(1) In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q2 2003 — $497.3 million, Q1 2003 — $519.7 million, Q4 2002 — $675.7 million, Q3 2002 — $489.6 million and Q2 2002 — $574.4 million.

(2) Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

(3) Includes $110.0 million of one-time charges in Q3 2002.

(4) Includes preferred interests and mandatory convertible securities.

(5) Certain prior period amounts have been reclassified to conform to the current period presentation related to the adoption of Financial Accounting Standards Board Staff Position, “Accrued Interest Receivable,” that was issued in April 2003.

CAPITAL ONE FINANCIAL CORPORATION (COF)
FINANCIAL & STATISTICAL SUPPLEMENT REPORTED BASIS(1)

	2003	2003	2002	2002	2002
(in millions, except per share data and as noted)	Q2	Q1	Q4	Q3	Q2

Revenue & Expense Statistics (Reported)
Net interest income growth (annualized)	(29)%	2%	5%	42%	28%
Non interest income growth (annualized)	2%	(5)%	(53)%	39%	46%
Revenue growth (annualized)	(9)%	(2)%	(34)%	40%	40%
Revenue margin (average loans)	29.41%	29.86%	30.10%	34.43%	32.79%
Risk adjusted margin (average loans)	22.98%	23.11%	23.97%	29.76%	27.98%
Ops cost as a % of revenues	44.16%	45.66%	44.37%	43.04%	40.86%
Ops cost as a % of average loans (annualized)	12.99%	13.64%	13.36%	14.82%	13.40%

Per Account Statistics (Reported)
Net interest income per account (annualized)	$59.19	$62.68	$61.22	$59.72	$54.97
Non interest income per account (annualized)	$113.71	$111.28	$110.57	$125.67	$116.33
Revenue per account (annualized)	$172.90	$173.95	$171.78	$185.39	$171.30

Growth Statistics (Reported)
Net new loans	$(785)	$290	$(254)	$3,102	$532
% loan growth Q over Q (annualized)	(11)%	4%	(4)%	51%	9%
% loan growth Y over Y	10%	15%	31%	58%	50%

(1) Certain prior period amounts have been reclassified to conform to the current period presentation related to the adoption of Financial Accounting Standards Board Staff Position, “Accrued Interest Receivable,” that was issued in April 2003.

CAPITAL ONE FINANCIAL CORPORATION (COF)
FINANCIAL & STATISTICAL SUMMARY MANAGED BASIS(4)

	2003	2003	2002	2002	2002
(in millions, except per share data and as noted)	Q2	Q1	Q4	Q3	Q2

Earnings (Managed Basis)
Net Interest Income	$1,457.5	$1,508.0	$1,442.2	$1,435.3	$1,234.3
Non-Interest Income	1,046.0	1,027.9	1,086.9	1,189.1	1,145.0

Total Revenue(1)	2,503.5	2,535.9	2,529.1	2,624.4	2,379.3
Provision for Loan Losses	897.7	872.3	1,021.5	1,055.9	881.9
Marketing Expenses	270.6	241.7	210.8	185.8	320.4
Operating Expenses	880.0	931.2	910.2	965.2 (3)	833.2

Income Before Taxes	455.2	490.6	386.6	417.5	343.7
Tax Rate	37.0%	37.0%	38.0%	38.0%	38.0%
Net Income	$286.8	$309.1	$239.7	$258.8	$213.1

Managed Balance Sheet Statistics (period avg.)
Average Loans	$59,916	$59,250	$57,669	$55,350	$51,343
Average Earning Assets	$67,451	$64,602	$62,789	$60,016	$55,559
Average Assets	$71,913	$69,670	$67,037	$64,193	$59,989
Net Interest Margin	8.64%	9.34%	9.19%	9.57%	8.89%
Revenue Margin	14.85%	15.70%	16.11%	17.49%	17.13%
Risk Adjusted Margin (2)	9.23%	9.77%	10.41%	12.92%	12.53%
Return on Average Assets (ROA)	1.60%	1.77%	1.43%	1.61%	1.42%
Net Charge-Off Rate	6.32%	6.47%	6.21%	4.96%	4.98%
Net Charge-Offs	$946.3	$957.9	$895.5	$685.7	$639.4
Cost Per Account (in dollars)	$76.35	$79.43	$76.22	$79.79	$69.99

Managed Balance Sheet Statistics (period end)
Loans	$60,736	$59,214	$59,747	$56,883	$53,208
Delinquency Rate (30+ days)	4.95%	4.97%	5.60%	5.31%	4.43%
Number of Accounts (000’s)	45,785	46,423	47,369	48,163	48,612
Total Assets	$73,636	$68,927	$69,205	$65,614	$62,022
Capital to Assets Ratio	8.33%	8.34%	7.86%	7.85%	7.78%
Capital plus Allowance to Assets Ratio	10.48%	10.71%	10.35%	10.28%	9.77%

(1) In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q2 2003 — $497.3 million, Q1 2003 — $519.7 million, Q4 2002 — $675.7 million, Q3 2002 — $489.6 million and Q2 2002 — $574.4 million.

(2) Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

(3) Includes $110.0 million of one-time charges in Q3 2002.

(4) The information in this statistical summary reflects the adjustment to add back the effect of securitized loans. See accompanying schedule — “Reconciliation to GAAP Financial Measures.”

CAPITAL ONE FINANCIAL CORPORATION (COF)
FINANCIAL & STATISTICAL SUPPLEMENT MANAGED BASIS(1)

	2003	2003	2002	2002	2002
(in millions, except per share data and as noted)	Q2	Q1	Q4	Q3	Q2

Revenue & Expense Statistics (Managed)
Net interest income growth (annualized)	(13)%	18%	2%	65%	21%
Non interest income growth (annualized)	7%	(22)%	(34)%	15%	63%
Revenue growth (annualized)	(5)%	1%	(15)%	41%	40%
Revenue margin (average loans)	16.71%	17.12%	17.54%	18.97%	18.54%
Risk adjusted margin (average loans)	10.40%	10.65%	11.33%	14.01%	13.55%
Ops cost as a % of revenues	35.15%	36.72%	35.99%	36.78%	35.02%
Ops cost as a % of average loans (annualized)	5.87%	6.29%	6.31%	6.98%	6.49%

Per Account Statistics (Managed)
Net interest income per account (annualized)	$126.45	$128.62	$120.77	$118.65	$103.69
Non interest income per account (annualized)	$90.75	$87.68	$91.02	$98.30	$96.18
Revenue per account (annualized)	$217.21	$216.30	$211.79	$216.95	$199.87
Net income per account (annualized)	$24.88	$26.37	$20.07	$21.39	$17.90

Growth Statistics (Managed)
Average accounts (000’s)	46,104	46,896	47,766	48,388	47,618
Net new accounts per quarter (000’s)	(638)	(946)	(794)	(449)	1,989
% account growth Q over Q (annualized)	(5)%	(8)%	(7)%	(4)%	17%
% account growth Y over Y	(6)%	—%	8%	20%	27%
Net new loans	$1,522	$(533)	$2,864	$3,675	$4,644
% loan growth Q over Q (annualized)	10%	(4)%	20%	28%	38%
% loan growth Y over Y	14%	22%	32%	48%	51%

Balance Sheet Measures
% off-balance sheet securitizations	55%	53%	53%	51%	53%
% at introductory rate	10%	9%	10%	11%	12%

Segment Statistics
Consumer Lending:
Loans receivable	$47,182	$45,963	$47,290	$45,021	$42,819
Net income (loss)	$289.8	$309.2	$183.1	$291.3	$296.6
Net charge-off rate	6.95%	7.12%	6.45%	5.16%	5.46%
Delinquency rate	4.83%	4.99%	5.54%	5.41%	4.51%
Auto Finance:
Loans receivable	$7,380	$7,742	$6,992	$6,496	$5,354
Net income (loss)	$44.0	$(6.5)	$8.8	$(3.4)	$14.9
Net charge-off rate	4.22%	4.91%	4.83%	3.97%	2.84%
Delinquency rate	6.97%	5.37%	7.15%	6.30%	5.38%
International:
Loans receivable	$6,061	$5,390	$5,331	$5,255	$4,985
Net income (loss)	$13.6	$18.1	$(6.2)	$(1.1)	$(19.8)
Net charge-off rate	4.48%	4.28%	3.92%	3.61%	3.91%
Delinquency rate	3.92%	4.22%	4.18%	3.78%	3.78%

(1) The information in this statistical summary supplement reflects the adjustment to add back the effect of securitized loans. See accompanying schedule — “Reconciliation to GAAP Financial Measures.”

CAPITAL ONE FINANCIAL CORPORATION
Reconciliation to GAAP Financial Measures
For the Three Months Ended June 30, 2003
(dollars in thousands)(unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, interest income, interchange, fees and recoveries generated from the securitized loan portfolio net of charge-offs in excess of the interest paid to investors of asset-backed securitizations are recognized as non-interest income on the “reported” income statement.

The Company’s “managed” consolidated financial statements add back the effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the non-interest income generated from the securitized portfolio and distributes the revenue to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	Total Reported	Adjustments(1)	Total Managed(2)

Income Statement Measures
Net interest income	$682,263	$775,254	$1,457,517
Non-interest income	$1,310,622	$(264,610)	$1,046,012
Total revenue	$1,992,885	$510,644	$2,503,529
Provision for loan losses	$387,097	$510,644	$897,741

Balance Sheet Measures
Consumer loans	$26,848,578	$33,887,231	$60,735,809
Total assets	$40,366,651	$33,269,431	$73,636,082
Average consumer loans	$27,101,042	$32,814,755	$59,915,797
Average earning assets	$36,297,922	$31,152,917	$67,450,839
Average total assets	$39,678,236	$32,235,014	$71,913,250
Delinquencies	$1,506,812	$1,497,314	$3,004,126

(1) Includes adjustments made related to the effects of securitization transactions qualifying as sales under GAAP and adjustments made to reclassify to “managed” loans outstanding the collectible portion of billed finance charge and fee income on the investors’ interest in securitized loans excluded from loans outstanding on the “reported” balance sheet in accordance with Financial Accounting Standards Board Staff Position, “Accrued Interest Receivable,” issued April 2003.

(2)The managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.

CAPITAL ONE FINANCIAL CORPORATION
Consolidated Balance Sheets(1)
(in thousands)(unaudited)

	June 30	March 31	June 30
	2003	2003	2002

Assets:
Cash and due from banks	$296,551	$328,791	$244,857
Federal funds sold and resale agreements	2,320,658	864,036	432,124
Interest-bearing deposits at other banks	578,479	247,560	448,363

Cash and cash equivalents	3,195,688	1,440,387	1,125,344
Securities available for sale	5,418,817	4,817,322	4,538,223
Consumer loans	26,848,578	27,634,440	24,496,006
Less: Allowance for loan losses	(1,590,000)	(1,635,000)	(1,237,000)

Net loans	25,258,578	25,999,440	23,259,006
Accounts receivable from securitizations	4,092,961	3,378,593	2,886,979
Premises and equipment, net	760,376	769,112	808,972
Interest receivable	200,517	208,998	151,828
Other	1,439,714	1,297,115	1,064,127

Total assets	$40,366,651	$37,910,967	$33,834,479

Liabilities:
Interest-bearing deposits	$19,821,881	$18,489,388	$16,014,392
Senior notes	5,987,125	5,116,591	6,069,719
Other borrowings	6,237,419	6,576,876	4,590,716
Interest payable	230,836	194,629	235,108
Other	2,782,400	2,604,818	2,910,638

Total liabilities	35,059,661	32,982,302	29,820,573
Stockholders’ Equity:
Common stock	2,284	2,275	2,222
Paid-in capital, net	1,762,469	1,730,883	1,600,489
Retained earnings and cumulative other comprehensive income	3,591,403	3,244,673	2,446,147
Less: Treasury stock, at cost	(49,166)	(49,166)	(34,952)

Total stockholders’ equity	5,306,990	4,928,665	4,013,906

Total liabilities and stockholders’ equity	$40,366,651	$37,910,967	$33,834,479

(1) Certain prior period amounts have been reclassified to conform to the current period presentation for the Financial Accounting Standards Board Staff Position, “Accrued Interest Receivable,” that was issued in April 2003.

CAPITAL ONE FINANCIAL CORPORATION
Consolidated Statements of Income(1)
(in thousands, except per share data)(unaudited)

	Three Months Ended			Six Months Ended
	June 30	March 31	June 30	June 30	June 30
	2003	2003	2002	2003	2002

Interest Income:
Consumer loans, including past-due fees	$960,124	$1,013,282	$930,751	$1,973,406	$1,775,291
Securities available for sale	47,895	42,931	45,815	90,826	88,159
Other	62,261	50,353	48,095	112,614	95,572

Total interest income	1,070,280	1,106,566	1,024,661	2,176,846	1,959,022
Interest Expense:
Deposits	220,640	209,308	203,112	429,948	381,275
Senior notes	106,151	104,097	109,687	210,248	203,591
Other borrowings	61,226	58,357	57,450	119,583	108,506

Total interest expense	388,017	371,762	370,249	759,779	693,372

Net interest income	682,263	734,804	654,412	1,417,067	1,265,650
Provision for loan losses	387,097	375,851	541,841	762,948	931,458

Net interest income after provision for loan losses	295,166	358,953	112,571	654,119	334,192
Non-Interest Income:
Servicing and securitizations	742,696	729,689	718,347	1,472,385	1,344,494
Service charges and other customer-related fees	402,970	441,226	460,984	844,196	926,618
Interchange	89,141	85,351	137,353	174,492	235,449
Other	75,815	48,337	68,128	124,152	119,775

Total non-interest income	1,310,622	1,304,603	1,384,812	2,615,225	2,626,336
Non-Interest Expense:
Salaries and associate benefits	373,257	397,449	379,363	770,706	760,098
Marketing	270,555	241,696	320,446	512,251	673,982
Communications and data processing	112,456	112,052	101,601	224,508	193,794
Supplies and equipment	87,680	83,812	88,844	171,492	173,351
Occupancy	42,755	43,574	38,275	86,329	71,656
Other	263,865	294,331	225,117	558,196	440,660

Total non-interest expense	1,150,568	1,172,914	1,153,646	2,323,482	2,313,541

Income before income taxes	455,220	490,642	343,737	945,862	646,987
Income taxes	168,431	181,538	130,620	349,969	245,855

Net income	$286,789	$309,104	$213,117	$595,893	$401,132

Basic earnings per share	$1.28	$1.39	$0.97	$2.67	$1.83

Diluted earnings per share	$1.23	$1.35	$0.92	$2.58	$1.75

Dividends paid per share	$0.03	$0.03	$0.03	$0.05	$0.05

(1) Certain prior period amounts have been reclassified to conform to the current period presentation for the Financial Accounting Standards Board Staff Position, “Accrued Interest Receivable,” that was issued in April 2003.

CAPITAL ONE FINANCIAL CORPORATION
Statements of Average Balances, Income and Expense, Yields and Rates(1)
(dollars in thousands)(unaudited)

Reported	Quarter Ended 6/30/03			Quarter Ended 3/31/03			Quarter Ended 6/30/02

	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Earning assets:
Consumer loans	$27,101,042	$960,124	14.17%	$27,316,194	$1,013,282	14.84%	$24,876,120	$930,751	14.97%
Securities available for sale	5,386,070	47,895	3.56	4,417,538	42,931	3.89	3,662,832	45,815	5.00
Other	3,810,810	62,261	6.54	2,410,750	50,353	8.35	2,138,553	48,095	9.00

Total earning assets	$36,297,922	$1,070,280	11.79%	$34,144,482	$1,106,566	12.96%	$30,677,505	$1,024,661	13.36%

Interest-bearing liabilities:
Deposits	$19,178,154	$220,640	4.60%	$17,940,058	$209,308	4.67%	$15,276,514	$203,112	5.32%
Senior notes	5,533,693	106,151	7.67	5,309,690	104,097	7.84	5,959,240	109,687	7.36
Other borrowings	6,682,797	61,226	3.66	7,009,915	58,357	3.33	5,946,983	57,450	3.86

Total interest-bearing liabilities	$31,394,644	$388,017	4.94%	$30,259,663	$371,762	4.91%	$27,182,737	$370,249	5.45%

Net interest spread			6.85%			8.05%			7.91%

Interest income to average earning assets			11.79%			12.96%			13.36%
Interest expense to average earning assets			4.27			4.35			4.83

Net interest margin			7.52%			8.61%			8.53%

(1) Certain prior period amounts have been reclassified to conform to the current period presentation for the Financial Accounting Standards Board Staff Position, “Accrued Interest Receivable,” that was issued in April 2003.

CAPITAL ONE FINANCIAL CORPORATION
Statements of Average Balances, Income and Expense, Yields and Rates
(dollars in thousands)(unaudited)

Managed (1)	Quarter Ended 6/30/03			Quarter Ended 3/31/03			Quarter Ended 6/30/02

	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Earning assets:
Consumer loans	$59,915,797	$2,110,859	14.09%	$59,249,698	$2,148,419	14.50%	$51,342,764	$1,838,672	14.32%
Securities available for sale	5,386,070	47,895	3.56	4,417,538	42,931	3.89	3,662,832	45,815	5.00
Other	2,148,972	12,802	2.38	934,382	5,323	2.28	553,595	2,110	1.52

Total earning assets	$67,450,839	$2,171,556	12.88%	$64,601,618	$2,196,673	13.60%	$55,559,191	$1,886,597	13.58%

Interest-bearing liabilities:
Deposits	$19,178,154	$220,640	4.60%	$17,940,058	$209,308	4.67%	$15,276,514	$203,112	5.32%
Senior notes	5,533,693	106,151	7.67	5,309,690	104,097	7.84	5,959,240	109,687	7.36
Other borrowings	6,682,797	61,226	3.66	7,009,915	58,357	3.33	5,946,983	57,450	3.86
Securitization liability	32,249,105	326,022	4.04	31,361,051	316,960	4.04	25,965,894	282,041	4.34

Total interest-bearing liabilities	$63,643,749	$714,039	4.49%	$61,620,714	$688,722	4.47%	$53,148,631	$652,290	4.91%

Net interest spread			8.39%			9.13%			8.67%

Interest income to average earning assets			12.88%			13.60%			13.58%
Interest expense to average earning assets			4.24			4.26			4.69

Net interest margin			8.64%			9.34%			8.89%

(1) The information in this table reflects the adjustment to add back the effect of securitized loans.

News Release

1680 Capital One Drive McLean, VA 22102-3491

FOR IMMEDIATE RELEASE: July 16, 2003

Contacts:	Paul Paquin	Tatiana Stead
	V.P., Investor Relations	Director, Corporate Media
	(703) 720-2456	(703) 720-2352

Capital One Reports Second Quarter Earnings per Share Increase
of 34% Over Year Ago Period

McLean, Va. (July 16, 2003) – Capital One Financial Corporation (NYSE: COF) today announced that its second quarter of 2003 earnings per share increased by 34 percent over the same period in the prior year. This increase in earnings was driven primarily by the improved profitability of its auto and international businesses.

     Earnings for the second quarter of 2003 were $286.8 million, or $1.23 per share (fully diluted) compared with earnings of $213.1 million, or $0.92 per share, for the second quarter of 2002. Earnings in the first quarter of 2003 were $309.1 million, or $1.35 per share.

     The managed charge-off rate declined to 6.32 percent in the second quarter of 2003, from 6.47 percent in the previous quarter. The managed delinquency rate declined to 4.95 percent from 4.97 percent at the end of the previous quarter.

     “We continue to expect that we will report earnings per share of at least $4.55 for 2003, as we increase our marketing and Allowance for Loan Losses to support the more robust portfolio growth we expect in the second half,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “We are pleased that charge-offs declined in the quarter, as predicted, to 6.32 percent and we expect additional improvement in the second half of the year.”

     The company continues to shift its portfolio mix to higher quality loans. As a consequence, Capital One’s managed revenue margin declined to 14.85 percent in the second quarter of 2003 from 15.70 percent in the previous quarter. The managed risk-adjusted margin declined to 9.23 percent from 9.77 percent in the previous quarter. The company expects that the revenue margin will drift lower as it continues to shift its mix to higher quality loans.

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Capital One Reports Second Quarter Earnings

     Capital One’s managed loan balance increased by $1.5 billion to $60.7 billion at the end of the second quarter. Also, during the second quarter, as part of its ongoing program of auto-loan sales, the company sold $1.3 billion in auto loans, recording a gain of $35.0 million. The company expects to continue to sell auto loans in the second half of the year, yet hold a higher proportion of auto loan growth on its balance sheet. The company’s accounts declined by 638 thousand to 45.8 million at the end of the second quarter.

     “We continue to expect managed loan growth of 15 to 20 percent in 2003,” said David R. Lawson, Capital One’s Chief Financial Officer. “Our diversified efforts in auto finance and international will be an increasing contributor to the earnings growth of Capital One this year.”

     Marketing expenses for the second quarter of 2003 increased $28.9 million to $270.6 million from $241.7 million in the first quarter. Marketing expenses were $320.4 million in the comparable period of the prior year. Other non-interest expenses (excluding marketing) for the second quarter of 2003 were $880.0 million versus $931.2 million for the first quarter and $833.2 million in the comparable period of the prior year. Annualized operating cost per account decreased to $76.35 for the second quarter of 2003 from $79.43 in the prior quarter.

     The company generates earnings from its managed loan portfolio which includes both on-balance sheet loans and off-balance sheet loans. For this reason the company believes the managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles. Please see the schedule entitled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

     The company cautioned that its current expectations for 2003 earnings, charge-off rates, margins, marketing expense, Allowance for Loan Losses, and future loan growth are forward-looking statements and actual results could differ materially from current expectations due to a number of factors, including: competition in the credit card industry; the actual account and balance growth achieved by the company; the company’s ability to access the capital markets at attractive rates and terms to fund its operations and future growth; and general economic conditions affecting consumer income and spending, which may affect consumer bankruptcies, defaults and charge-offs.

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Capital One Reports Second Quarter Earnings

A discussion of these and other factors can be found in Capital One’s annual and other reports filed with the Securities and Exchange Commission, including, but not limited to, Capital One’s report on Form 10-Q for the quarter ended March 31, 2003.

     Headquartered in McLean, Virginia, Capital One Financial Corporation (www.capitalone.com) is a holding company whose principal subsidiaries include: Capital One Bank and Capital One, F.S.B., which offer consumer lending products, and Capital One Auto Finance, Inc., which offers auto loan products. Capital One’s subsidiaries collectively had 45.8 million managed accounts and $60.7 billion in managed loans outstanding as of June 30, 2003. Capital One, a Fortune 500 company, is one of the largest providers of MasterCard and Visa credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 500 index.

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